UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2021

American Virtual Cloud Technologies, Inc.
(Exact Name of registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-38167 (Commission File Number)	81-2402421 (IRS Employer Identification No.)
1720 Peachtree Street, Suite 629 Atlanta, GA (Address of principal executive offices)	30309 (Zip code)
(404) 239-2863 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2021, American Virtual Cloud Technologies, Inc. (the “Company”) entered into a services agreement (the “Services Agreement”) with Navigation Capital Partners, Inc. (“NCP”), pursuant to which NCP agreed to provide capital market advisory services, debt advisory services and related modeling and consultations to the Company, for a fixed fee of $50,000 per month, commencing as of October 1, 2020. The Services Agreement is terminable by either party at any time upon at 30 days’ prior written notice to the other party. NCP is a significant stockholder of the Company that is affiliated with Lawrence E. Mock, Jr., the Chairman of the Company’s board of directors (the “Board”).

The foregoing description of the Services Agreement does not purport to be complete and are qualified in its entirety by reference to the full text of the Services Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2021, Suzanne Shank provided notice of her resignation as a member of the Board, effective as of that date. Ms. Shank’s resignation was not the result of any dispute or disagreement with the Company.

Also on March 1, 2021, the Board appointed Carolyn Byrd as a director, and as a member of the audit committee of the Board. Ms. Byrd, age 72, formed GlobalTech Financial, LLC (“GlobalTech”), a private company specializing in business process outsourcing and financial consulting, in 2000 and has since served as its Chairman and Chief Executive Officer. Prior to forming GlobalTech, Ms. Byrd had a long career with The Coca-Cola Company, where she was ultimately appointed Vice President, Chief of Internal Audits and Director of the Corporate Auditing Department. Ms. Byrd served as a Senior Account Officer at Citibank, N.A. prior to joining Coca-Cola. Ms. Byrd has served on the board of directors of Regions Financial Corporation (NYSE: RF) since 2010. She holds a Bachelor’s Degree in Economics and Business Administration from Fisk university and a Master’s Degree in Finance and Business Administration from the University of Chicago Graduate School of Business.

Item 8.01 Other Events.

On March 4, 2021, the Company issued a press release regarding the appointment of Ms. Byrd to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Such exhibit and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Exchange Act or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Services Agreement, dated as of March 4, 2021, between American Virtual Cloud Technologies, Inc., and Navigation Capital Partners, Inc.
99.1	Press release, dated March 4, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.
By: /s/ Thomas King
Name: Thomas H. King Title: Chief Financial Officer

Date: March 5, 2021